77Q1(a)


Amendment No. 9 to the Amended and Restated
Agreement and Declaration of Trust of American
Century International Bond Funds, dated March 24,
2017 (filed electronically as Exhibit a10 to Post-
Effective Amendment No. 54 to the Registration
Statement of the Registrant filed on April 7, 2017,
File No. 33-43321, and incorporated herein by reference).